       As filed with the Securities and Exchange Commission on February 4, 2002
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                          ALTIGEN COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             -----------------------

            DELAWARE                                         94-3204299
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                          ALTIGEN COMMUNICATIONS, INC.
                             47427 FREMONT BOULEVARD
                            FREMONT, CALIFORNIA 94538
                                 (510) 252-9712


       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             1999 STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                             -----------------------

                                   GILBERT HU
                             CHIEF EXECUTIVE OFFICER
                          ALTIGEN COMMUNICATIONS, INC.
                             47427 FREMONT BOULEVARD
                            FREMONT, CALIFORNIA 94538
                                 (510) 252-9712


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             -----------------------

                                   COPIES TO:
                               CARMEN CHANG, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300
                             -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

                             -----------------------

================================================================================


                                                CALCULATION OF REGISTRATION FEE
============================================== ==================== ====================== ====================== ==================
                                                                          PROPOSED
                                                                           MAXIMUM               PROPOSED
                                                     AMOUNT               OFFERING                MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES TO              TO BE                 PRICE                AGGREGATE            AMOUNT OF
                BE REGISTERED                      REGISTERED             PER SHARE           OFFERING PRICE       REGISTRATION FEE
---------------------------------------------- -------------------- ---------------------- ---------------------- ------------------
1999 Stock Option Plan
Common Stock, $0.001 par value
(currently outstanding options) (1)              775,379 shares            $0.7804              $605,105.77             $55.67
---------------------------------------------- -------------------- ---------------------- ---------------------- ------------------
1999 Stock Option Plan
Common Stock, $0.001 par value
(options available for future grant) (2)        1,045,479 shares           $0.9150              $956,613.29            $88.01
---------------------------------------------- -------------------- ---------------------- ---------------------- ------------------
1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value (3)                45,593 shares            $0.7778               $35,462.24             $3.26
---------------------------------------------- -------------------- ---------------------- ---------------------- ------------------

TOTAL REGISTRATION FEES                                                                                                $146.94
============================================== ==================== ====================== ====================== ==================


(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, solely for calculation of the registration fee, based upon the weighted average exercise price per share of approximately $0.7804 as to 775,379 outstanding but unexercised options to purchase Common Stock under the 1999 Stock Option Plan (the "Currently Outstanding Options under the 1999 Stock Option Plan").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 1,045,479 shares of Common Stock authorized for issuance pursuant to the 1999 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 28, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 28, 2002 because the price at which the securities to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein (all capitalized terms herein shall have the meanings set forth in the Employee Stock Purchase Plan), the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                          ALTIGEN COMMUNICATIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

         The contents of the Registration Statement No. 333-80037 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on January 14, 2000, are incorporated herein by reference to the extent not replaced hereby.

         The purpose of this Registration Statement on Form S-8 is to register an additional 1,820,858 shares and 45,593 shares of Common Stock of Altigen Communications, Inc. (the "Registrant") that, as of October 1, 2001, are available for issuance under the 1999 Stock Option Plan and 1999 Employee Stock Purchase Plan, respectively.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K (Commission file no. 000-27427), filed on December 21, 2001.

         (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 22, 1999.

         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.    EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on February 4, 2002.

                                     ALTIGEN COMMUNICATIONS, INC.

                                     By:  /s/  Gilbert Hu
                                        ---------------------------------------
                                          Gilbert Hu
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gilbert Hu and Philip McDermott, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                   SIGNATURE                                       TITLE                            DATE
--------------------------------------------------  --------------------------------------  -----------------------
/s/ Gilbert Hu
---------------------------------------                Chief Executive Officer (Principal
Gilbert Hu                                             executive officer) and Director1          February 4, 2002

/s/ Philip Mcdermott
---------------------------------------                Chief Financial Officer (Principal
Philip McDermott                                       financial and accounting officer)         February 4, 2002

/s/ Wen-huang Chang
---------------------------------------
Wen-Huang Chang                                        Director1                                 February 4, 2002

/s/ Thomas Shao
---------------------------------------
Thomas Shao                                            Director1                                 February 4, 2002

/s/ Kenneth Tai
---------------------------------------
Kenneth Tai                                            Director1                                 February 4, 2002

/s/ Richard Black
---------------------------------------
Richard Black                                          Director1                                 February 4, 2002

----------------------
1 The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                                INDEX TO EXHIBITS


                                                                                          SEQUENTIALLY
                                                                                            NUMBERED
      EXHIBIT NUMBER                    EXHIBIT DOCUMENT                                      PAGE
---------------------- --------------------------------------------------------------- ------------------
         4.1*           Certificate of Incorporation of Registrant

         4.2*           Bylaws of Registrant

         4.3*           1999 Stock Option Plan

         4.4*           1999 Employee Stock Purchase Plan

         5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as
                        to the legality of securities being registered (Counsel to the Registrant)

        23.1            Consent of Arthur Andersen LLP (Independent Public Accountants)

        23.2            Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                        (contained in Exhibit 5.1 hereto)

        24.1            Power of Attorney (see page II-3)

----------------------

* Incorporated by reference to the Company's Annual Report on Form 10-K (File No. 000-27427), filed December 21, 2001.